Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106065 of RGC Resources, Inc. on Form S-2 of our report dated November 1, 2002, appearing in the Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 2002 and appearing in the RGC Resources, Inc. 2002 Annual Report to Shareholders and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
June 30, 2003